Free Writing Prospectus

Filed Pursuant to Rule 433

Dated December 6, 2016

Registration Statement Nos. 333-206773, 333-206773-01 and 333-206773-02

FORD CREDIT FLOORPLAN MASTER OWNER TRUST 2016-5

JT-BOOKS: Barclays, BNP, Credit Ag, Morgan Stanley CO-MGRS : BNY, USB SLG GRP : Drexel, Great Pacific

CLASS	$AMT(MM)	WAL	MDY/F	E.FNL	L.FNL	BENCH SPD	YLD	COUP	PRICE
A-1	675.000	2.92	Aaa/AAA	11/19	11/21	IntS + 44	1.965%	1.95%	99.98011
A-2	325.000	2.92	Aaa/AAA	11/19	11/21	1ML + 46		1ML+46	100.00000
B	45.752	2.92	Aa1/AA	11/19	11/21	IntS + 65	2.175%	2.16%	99.98525
C	65.359	2.92	***** NOT OFFERED ******
D	39.216	2.92	***** NOT OFFERED ******

TICKER:	FORDF 2016-5	EXPECTED RATINGS:	MOODY’S/FITCH
EXPECTED SETTLE:	12/13/16	ERISA ELIGIBLE:	YES
FIRST PAY DATE:	01/17/17	BILL & DELIVER:	BARCLAYS
TARGET PRICING:	PRICED	MIN DEMOM:	$1K X $1K
REGISTRATION:	SEC-REG

-ATTACHED INFORMATION-
* Preliminary Prospectus
* Ratings FWP
* Investor Presentation (attached)
* CDI (attached - no password. Deal name: FCF16005)

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.